GGP REPORTS FOURTH QUARTER 2017 RESULTS
AND DECLARES FIRST QUARTER DIVIDEND

Chicago, Illinois, February 7, 2018 - GGP Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and twelve months ended December 31, 2017.

GAAP Operating Results

•
For the three months ended December 31, 2017, net income attributable to GGP was $202 million, or $0.21 per diluted share, as compared to $236 million, or $0.24 per diluted share, in the prior year period. For the twelve months ended December 31, 2017, net income attributable to GGP was $657 million, or $0.69 per diluted share, as compared to $1.29 billion, or $1.36 per diluted share, in the prior year period.

•	Net income attributable to GGP decreased 49.0% from the prior year period primarily due to 2016 gains related to the sale of interests in three properties.

•	The Company declared a first quarter common stock dividend of $0.22 per share. The full year dividend of $0.88 represents an increase of 10% over 2016.

Company Operating Results1

•	Company Same Store Net Operating Income (“Company Same Store NOI”) increased 1.3% and 1.6% from the prior year period for the three and twelve months ended December 31, 2017, respectively.

•
For the three months ended December 31, 2017, Company Net Operating Income (“Company NOI”) as adjusted was $629 million as compared to $617 million in the prior year period, an increase of 1.9%. For the twelve months ended December 31, 2017, Company NOI as adjusted was $2.30 billion as compared to $2.25 billion, an increase of 2.3%.[2]

•
For the three months ended December 31, 2017, Company Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”) as adjusted was $603 million as compared to $583 million in the prior year period, an increase of 3.4%. For the twelve months ended December 31, 2017, Company EBITDA as adjusted was $2.17 billion as compared to $2.10 billion, an increase of 3.4%.[2]

•
For the three months ended December 31, 2017, Company Funds From Operations (“Company FFO”) was $465 million, or $0.48 per diluted share, as compared to $412 million, or $0.43 per diluted share, in the prior year period. For the twelve months ended December 31, 2017, Company FFO was $1.50 billion, or $1.57 per diluted share, as compared to $1.47 billion, or $1.53 per diluted share, in the prior year period.

•	Same Store leased percentage was 96.7% at quarter end.

•	Initial NOI weighted rental rates for signed leases that have commenced in the trailing twelve months on a suite-to-suite basis increased 13.0% when compared to the rental rate for expiring leases.

•
For the trailing twelve months, NOI weighted tenant sales per square foot (<10K sf) were $703 an increase of 1.8% over the prior year. Holiday NOI weighted sales (November and December) increased 5.2%.

•
Tenant sales (all less anchors) decreased 0.5% on a trailing 12-month basis, excluding apparel sales increased 1.9%. Holiday sales (November and December) increased 0.5%, excluding apparel sales increased 3.4%.

____________________________________________________________________________________________________________________________________________________________

1.
See “Non-GAAP Supplemental Financing Measures and Definitions” on page 5 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definitions of Proportionate or At Share Basis, Net Operating Income (“NOI”), Company NOI, Company Same Store NOI, Earnings Before Interest Expense, Income Tax, Depreciation and Amortization (“EBITDA”), Company EBITDA, Funds from Operations (“FFO”) and Company FFO, and a reconciliation of non-GAAP financial measures to GAAP financial measures.

2.	See Supplemental Information page 4 for items included as adjustments.

Investment Activities
Development
The Company’s development and redevelopment activities total $1.5 billion, of which approximately $1.4 billion is under construction and $0.1 billion is in the pipeline.

Transactions
On October 6, 2017, Brookfield Asset Management Inc, October 25, 2017, Abu Dhabi Investment Authority and November 2, 2017, Future Fund Board of Guardians exercised warrants to purchase approximately 84 million shares of common stock. The Company received in consideration of approximately $551.2 million.

In the fourth quarter, the Company disposed of 100% of the Shops at Fallen Timbers for $21.0 million.

Dividends
On February 7, 2018, the Company’s Board of Directors declared a first quarter common stock dividend of $0.22 per share payable on April 30, 2018, to stockholders of record on April 13, 2018.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on April 2, 2018, to stockholders of record on March 15, 2018.

Guidance
On November 13, 2017, the Company made a public announcement confirming that the Board received an unsolicited proposal from Brookfield Property Partners. We are not providing guidance at this time.

Investor Conference Call
On Wednesday, February 7, 2018, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register. For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 8079667.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.investor.ggp.com from time to time.

GGP Inc.
GGP Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.
Contact:
Kevin Berry
SVP Investor and Public Relations
(312) 960-5529
kevin.berry@ggp.com

Non-GAAP Supplemental Financial Measures and Definitions
Proportionate or At Share Basis
The following Non-GAAP supplemental financial measures are all presented on a proportionate basis. The proportionate financial information presents the consolidated and unconsolidated properties at the Company’s ownership percentage or “at share”. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company’s unconsolidated property operations that are owned through investments accounted for under GAAP using the equity method.

The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Noncontrolling Interests" were derived on a property-by-property basis by including the share attributable to noncontrolling interests in each line item from each individual property. The Company does not have legal claim to the noncontrolling interest of assets, liabilities, revenue, and expenses. The amount of cash each noncontrolling interest receives is based on the specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, the Non-GAAP proportionate financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.
Net Operating Income (“NOI”), Company NOI and Company Same Store NOI
The Company defines NOI as proportionate income from operations and after operating expenses have been deducted, but prior to deducting financing, property management, administrative and income tax expenses. NOI excludes management fees and other corporate revenue and reductions in ownership as a result of sales or other transactions. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, management fees and other corporate revenue, general and administrative and property management expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI items such as straight-line rent, and amortization of intangibles resulting from acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.
We present Company NOI, Company EBITDA and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Adjustments to NOI, EBITDA and FFO, including debt extinguishment costs, market rate adjustments on debt, straight-line rent, intangible asset and liability amortization, real estate tax stabilization, gains and losses on foreign currency and other items that are not a result of normal operations, assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at the properties or from other factors. In addition, the Company’s leases include step rents that increase over the term of the lease to compensate the Company for anticipated increases in market rentals over time. The Company’s leases do not include significant front loading or back loading of payments or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. Management has historically made these adjustments in evaluating our performance, in our annual budget process and for our compensation programs.
The Company defines Company Same Store NOI as Company NOI excluding periodic effects of full or partial acquisitions of properties and certain redevelopments (for the list of properties included in Company Same Store NOI see the Property Schedule in our Supplemental Information). We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company NOI and Company Same Store NOI for all periods once the transaction has closed.
The Company considers Company Same Store NOI a helpful supplemental measure of its operating performance because it assists management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable properties or from other factors, such as the effect of acquisitions. For these reasons, we believe that Company Same Store NOI, when combined with GAAP operating income provides useful information to investors and management.
Other REITs may use different methodologies for calculating, NOI, Company NOI and Company Same Store NOI, and accordingly, the Company’s Company Same Store NOI may not be comparable to other REITs. As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the Company Same Store NOI we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items, to the extent they are material, to operating decisions or assessments of our operating performance. Our consolidated GAAP statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.
Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other corporate revenues. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses Company EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Same Store NOI (discussed below), it is widely used by management in the annual budget process and for compensation programs. Please see adjustments discussion above for the purpose and use of the adjustments included in Company EBITDA.

EBITDA and Company EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP.
Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) attributable to common shareholders and redeemable non-controlling common unit holders computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
We calculate FFO in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, although FFO is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. As with the presentation of Company NOI and Company EBITDA, we also consider Company FFO, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs, to be a helpful supplemental measure of our operating performance. Please see adjustments discussion above for the purpose and use of the adjustments included in Company FFO.
FFO and Company FFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity or indicative of funds available to fund our cash needs. In addition, Company FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
The Company presents NOI, EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to Company NOI and Company Same Store NOI, a reconciliation of GAAP net income attributable to GGP to EBITDA and Company EBITDA, and a reconciliation of GAAP net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash flow. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s proportionate share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for by the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments.

GAAP FINANCIAL STATEMENTS

Consolidated Balance Sheets (In thousands)

	December 31, 2017	December 31, 2016

Assets:
Investment in real estate:
Land	$4,013,874	$3,066,019
Buildings and equipment	16,957,720	16,091,582
Less accumulated depreciation	(3,188,481)	(2,737,286)
Construction in progress	473,118	251,616
Net property and equipment	18,256,231	16,671,931
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,377,112	3,868,993
Net investment in real estate	21,633,343	20,540,924
Cash and cash equivalents	164,604	474,757
Accounts receivable, net	334,081	322,196
Notes receivable, net	417,558	678,496
Deferred expenses, net	284,512	209,852
Prepaid expenses and other assets	515,856	506,521
Total assets	$23,349,954	$22,732,746
Liabilities:
Mortgages, notes and loans payable	$12,832,459	$12,430,418
Investment in Unconsolidated Real Estate Affiliates	21,393	39,506
Accounts payable and accrued expenses	919,432	655,362
Dividend payable	219,508	433,961
Deferred tax liabilities	2,428	3,843
Junior Subordinated Notes	206,200	206,200
Total liabilities	14,201,420	13,769,290
Redeemable noncontrolling interests:
Preferred	52,256	144,060
Common	195,870	118,667
Total redeemable noncontrolling interests	248,126	262,727
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,553,618	8,393,722
Noncontrolling interests in consolidated real estate affiliates	55,379	33,583
Noncontrolling interests related to Long-Term Incentive Plan Common Units	49,369	31,382
Total equity	8,900,408	8,700,729
Total liabilities, redeemable noncontrolling interests and equity	$23,349,954	$22,732,746

GAAP FINANCIAL STATEMENTS

Consolidated Statements of Income (In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenues:
Minimum rents	$392,964	$367,484	$1,455,039	$1,449,704
Tenant recoveries	157,870	163,838	643,607	668,081
Overage rents	21,075	23,510	34,874	42,534
Management fees and other corporate revenues	27,347	22,728	105,144	95,814
Other	28,119	32,775	89,198	90,313
Total revenues	627,375	610,335	2,327,862	2,346,446
Expenses:
Real estate taxes	59,146	55,985	237,198	229,635
Property maintenance costs	13,804	14,013	49,784	55,027
Marketing	5,858	6,120	11,043	13,155
Other property operating costs	71,426	67,117	286,168	282,591
Provision for doubtful accounts	1,931	2,353	10,701	8,038
Property management and other costs	29,917	31,815	145,251	138,602
Provision for loan loss	—	205	—	29,615
General and administrative	13,550	14,432	56,133	55,745
Provisions for impairment	—	—	—	73,039
Depreciation and amortization	187,452	161,477	693,327	660,746
Total expenses	383,084	353,517	1,489,605	1,546,193
Operating income	244,291	256,818	838,257	800,253
Interest and dividend income	10,230	16,453	61,566	59,960
Interest expense	(139,433)	(133,862)	(541,945)	(571,200)
(Loss) gain on foreign currency	(4,014)	(2,086)	(819)	14,087
(Loss) gain from changes in control of investment properties and other, net	(269)	(10,512)	79,056	722,904
(Loss) gain on extinguishment of debt	—	—	55,112	—
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates and allocation to noncontrolling interests	110,805	126,811	491,227	1,026,004
Benefit for (provision for) income taxes	26,243	(173)	10,896	(901)
Equity in income of Unconsolidated Real Estate Affiliates	52,866	103,856	152,750	231,615
Unconsolidated Real Estate Affiliates - gain on investment	12,000	10,790	12,000	51,555
Net Income	201,914	241,284	666,873	1,308,273
Allocation to noncontrolling interests	(316)	(4,824)	(9,539)	(19,906)
Net income attributable to GGP	201,598	236,460	657,334	1,288,367
Preferred stock dividends	(3,984)	(3,984)	(15,936)	(15,935)
Net income attributable to common stockholders	$197,614	$232,476	$641,398	$1,272,432

Basic Earnings Per Share:	$0.21	$0.26	$0.72	$1.44
Diluted Earnings Per Share:	$0.21	$0.24	$0.68	$1.34

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Reconciliation of GAAP Operating Income to Company Same Store NOI
Operating Income	$244,291	$256,818	$838,257	$800,253
Loss (gain) on sales of investment properties	311	—	(644)	1,017
Depreciation and amortization	187,452	161,477	693,327	660,746
Provision for loan loss	—	205	—	29,615
Provision for impairment	—	—	—	73,039
General and administrative	13,550	14,432	56,133	55,745
Property management and other costs	29,917	31,815	145,251	138,602
Management fees and other corporate revenues	(27,347)	(22,728)	(105,144)	(95,814)
Consolidated Properties	448,174	442,019	1,627,180	1,663,203
Noncontrolling interest in NOI of Consolidated Properties	(7,812)	(4,346)	(23,465)	(15,425)
NOI of sold interests	(567)	(7,267)	(11,537)	(71,218)
Unconsolidated Properties	190,169	194,540	729,748	725,479
Proportionate NOI	629,964	624,946	2,321,926	2,302,039
Company adjustments:
Minimum rents	4,428	1,317	18,485	14,823
Real estate taxes	1,490	1,491	5,958	5,958
Property operating expenses	758	791	3,122	3,147
Company NOI	636,640	628,545	2,349,491	2,325,967
Less Company Non-Same Store NOI	14,268	14,121	68,300	81,583
Company Same Store NOI	$622,372	$614,424	$2,281,191	$2,244,384
Reconciliation of GAAP Net Income Attributable to GGP to Company EBITDA
Net Income Attributable to GGP	$201,598	$236,460	$657,334	$1,288,367
Allocation to noncontrolling interests	316	4,824	9,539	19,906
Loss (gain) on sales of investment properties	311	—	(644)	1,017
Gain on extinguishment of debt	—	—	(55,112)	—
Loss (gain) from changes in control of investment properties and other	269	10,512	(79,056)	(722,904)
Unconsolidated Real Estate Affiliates - gain on investment	(12,000)	(10,790)	(12,000)	(51,555)
Equity in income of Unconsolidated Real Estate Affiliates	(52,866)	(103,856)	(152,750)	(231,615)
Provision for loan loss	—	205	—	29,615
Provision for impairment	—	—	—	73,039
(Benefit from) provision for income taxes	(26,243)	173	(10,896)	901
Loss (gain) on foreign currency	4,014	2,086	819	(14,087)
Interest expense	139,433	133,862	541,945	571,200
Interest and dividend income	(10,230)	(16,453)	(61,566)	(59,960)
Depreciation and amortization	187,452	161,477	693,327	660,746
Consolidated Properties	432,054	418,500	1,530,940	1,564,670
Noncontrolling interest in EBITDA of Consolidated Properties	(7,568)	(4,144)	(22,616)	(14,808)
EBITDA of sold interests	(535)	(7,124)	(11,310)	(70,362)
Unconsolidated Properties	178,765	183,696	687,518	688,156
Proportionate EBITDA	602,716	590,928	2,184,532	2,167,656
Company adjustments:
Minimum rents	4,428	1,317	18,485	14,823
Real estate taxes	1,490	1,491	5,958	5,958
Property operating costs	758	791	3,122	3,147
General and administrative	$1,475	$—	$1,475	$—
Company EBITDA	$610,867	$594,527	$2,213,572	$2,191,584

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Reconciliation of GAAP Net Income Attributable to GGP to Company FFO
Net Income Attributable to GGP	$201,598	$236,460	$657,334	$1,288,367
Redeemable noncontrolling interests	2,167	2,037	6,332	9,971
Provision for impairment excluded from FFO	—	—	—	73,039
Noncontrolling interests in depreciation of Consolidated Properties	(3,453)	(1,161)	(10,283)	(6,036)
Unconsolidated Real Estate Affiliates - gain on investment	—	(10,790)	—	(51,555)
Loss (gain) on sales of investment properties	312	—	(2,211)	1,016
Preferred stock dividends	(3,984)	(3,984)	(15,936)	(15,935)
Losses (gains) from changes in control of investment properties and other	269	10,512	(79,056)	(722,904)
Depreciation and amortization of capitalized real estate costs - Consolidated Properties	183,409	157,324	676,308	645,128
Depreciation and amortization of capitalized real estate costs - Unconsolidated Properties	74,068	70,521	298,103	279,757
FFO	454,386	460,919	1,530,591	1,500,848
Company adjustments:
Minimum rents	4,428	1,317	18,485	14,823
Real estate taxes	1,490	1,491	5,958	5,958
Property operating expenses	758	791	3,122	3,147
General and administrative	1,475	—	1,475	—
Investment income, net	(205)	(205)	(818)	(818)
Market rate adjustments	(1,138)	(1,154)	(4,591)	(5,114)
Gain on extinguishment of debt	—	(54,138)	—	(54,138)
Write-off of mark-to-market adjustments on extinguished debt	—	—	—	(2,290)
Provision for loan loss	—	205	—	22,095
Loss (gain) on foreign currency	4,014	2,086	819	(14,087)
Provision for (benefit from) income taxes	—	404	—	(1,857)
FFO from sold interests	(39)	441	(54,473)	2,683
Company FFO	$465,169	$412,157	$1,500,568	$1,471,250

Reconciliation of Net Income Attributable to GGP per diluted share to Company FFO per diluted share
Net Income Attributable to GGP per diluted share	$0.21	$0.24	$0.69	$1.36
Preferred stock dividends	—	—	(0.01)	(0.02)
Net income attributable to common stockholders per diluted share	0.21	0.24	0.68	1.34
Redeemable noncontrolling interests	—	—	—	0.01
Provision for impairment excluded from FFO	—	—	—	0.08
Noncontrolling interests in depreciation of Consolidated Properties	—	—	(0.01)	(0.01)
Unconsolidated Real Estate Affiliates - gain on investment	—	(0.01)	—	(0.05)
Gains from changes in control of investment properties and other	—	0.01	(0.08)	(0.75)
Depreciation and amortization of capitalized real estate costs	0.26	0.24	1.01	0.95
FFO per diluted share	0.47	0.48	1.60	1.57
Company adjustments:
Minimum rents	0.01	—	0.02	0.02
Real estate taxes	—	—	0.01	0.01
Gain on extinguishment of debt	—	(0.05)	—	(0.07)
(Recovery of) provision for loan loss	—	—	—	0.02
Gain on foreign currency	—	—	—	(0.02)
FFO from sold interests	—	—	(0.06)	—
Company FFO per diluted share	$0.48	$0.43	$1.57	$1.53